Articles of Conversion
For
Florida Profit Corporation
Into a
Non-Florida Business Entity

The Articles of Conversion are submitted to convert the following **Florida Profit Corporation into an** a business entity formed under the laws of another jurisdiction in accordance with s. 607.11933, Florida Statutes.

1. The name of the Florida Profit Corporation converting into the (converted) resulting business entity is:

Twin Vee Catamarans, Inc.

Enter Name of Florida Profit Corporation

2. The name of the resulting business entity is:

Twin Vee PowerCats Co.

Enter Name of (Converted) Resulting Business Entity

3. The (converted) resulting entity is a corporation
(Enter entity type. Example: limited liability company, limited partnership, general partnership, common law or business trust, etc.)

organized, formed or incorporated under the laws of Delaware.
(Enter state, or if a non-U.S. entity, the name of the country)

4. The above referenced Florida Profit Corporation has converted into another business entity in compliance with Chapter 607, F.S.

5. The plan of conversion was approved by the converting Florida Profit Corporation in accordance with Chapter 607, F.S.

Pursuant to s. 607.11933(4)(6) F.S. The conversion becomes effective at the later of:
1. The date and time provided by the organic law of the (converted) resulting entity; or
2. When the articles of conversion take effect.

Signed this 7th day of April 2021.

Signature: JC Visconti

(Must be signed by a Director, Officer, or, if Directors or Officers have not been selected, an Incorporator.)

Printed Name: Joseph C. Visconti Title: Chief Executive Officer, President and Director

Fees:	Filing Fee:	$35.00
	Certified Copy:	$8.75 (Optional)
	Certificate of Status:	$8.75 (Optional)

Articles of Conversion
For
Florida Profit Corporation
Into a
Non-Florida Business Entity

The Articles of Conversion are submitted to convert the following **Florida Profit Corporation into an** a business entity formed under the laws of another jurisdiction in accordance with s. 607.11933, Florida Statutes.

1. The name of the Florida Profit Corporation converting into the (converted) resulting business entity is:

Twin Vee Catamaran, Inc.

Enter Name of Florida Profit Corporation

2. The name of the resulting business entity is:

Twin Vee PowerCats Co.

Enter Name of (Converted) Resulting Business Entity

3. The (converted) resulting entity is a corporation
(Enter entity type. Example: limited liability company, limited partnership, general partnership, common law or business trust, etc.)

organized, formed or incorporated under the laws of Delaware.
(Enter state, or if a non-U.S. entity, the name of the country)

4. The above referenced Florida Profit Corporation has converted into another business entity in compliance with Chapter 607, F.S.

5. The plan of conversion was approved by the converting Florida Profit Corporation in accordance with Chapter 607, F.S.

Pursuant to s. 607.11933(4)(6) F.S. The conversion becomes effective at the later of:
1. The date and time provided by the organic law of the (converted) resulting entity; or
2. When the articles of conversion take effect.

Signed this 7th day of April 2021.

Signature: [signature]

(Must be signed by a Director, Officer, or, if Directors or Officers have not been selected, an Incorporator.)

Printed Name: Joseph C. Visconti Title: Chief Executive Officer, President and Director

Fees: Filing Fee: $35.00
Certified Copy: $8.75 (Optional)
Certificate of Status: $8.75 (Optional)